As filed with the Securities and Exchange Commission on May 17, 2021

Registration Nos. 333-232256,

333-232256-01, 333-232256-02,

333-232256-03, 333-232256-04,

333-232256-05

and 333-232256-06

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Brookfield Infrastructure Partners L.P.**

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent For Service)

Brookfield Infrastructure Finance ULC**

(Exact name of registrant as specified in its charter)

Alberta, Canada	98-1231205
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

181 Bay Street, Suite 300 Brookfield Place Toronto ON M5J 2T3 416-363-9491	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent For Service)

** See Table of Additional Registrants below.

Copies to:

Mile T. Kurta, Esq.

Christopher R. Bornhorst, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Limited Partnership Units of Brookfield Infrastructure Partners L.P.	(2)	(2)	(2)	(3)
Preferred Limited Partnership Units of Brookfield Infrastructure Partners L.P.	(2)	(2)	(2)	(3)
Debt Securities of Brookfield Infrastructure Finance ULC	(2)	(2)	(2)	(3)
Guarantees of Debt Securities issued by Brookfield Infrastructure Finance ULC	(2)	(2)	(2)	(1)

(1)	The guarantees being registered hereon are being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.
(2)

Omitted pursuant to General Instruction II.F. of Form F-3. An indeterminate amount of debt securities, guarantees of debt securities, limited partnership units and preferred limited partnership units are being registered as may from time to time be offered at indeterminate prices.

(3)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrants are deferring payment of all of the registration fee.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co- Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer ID Number	Address and Telephone Number of Principal Executive Offices	Name, Address and Telephone Number of Agent for Service
Brookfield Infrastructure L.P.	Bermuda	98-0550560	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000

BIP Bermuda Holdings I Limited	Bermuda	98-0564348	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000

Brookfield Infrastructure Holdings (Canada) Inc.	Ontario	98-0619542	Suite 300, 181 Bay Street Toronto, Ontario, Canada M5J 2T3 416-363-9491	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000

Brookfield Infrastructure US Holdings I Corporation	Delaware	46-3961625	Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000	Not Applicable

BIPC Holdings Inc.	Ontario	N/A	Suite 300, 181 Bay Street Toronto, Ontario, Canada M5J 2T3 416-363-9491	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (Registration No. 333-232256) (the “Registration Statement”) of Brookfield Infrastructure Partners L.P. (the “Partnership”) is being filed to (i) register debt securities (the “Debt Securities”) of Brookfield Infrastructure Finance ULC, a majority owned subsidiary of the Partnership, pursuant to the Registration Statement, (ii) register guarantees of the Debt Securities by the Partnership and by Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure US Holdings I Corporation and BIPC Holdings Inc., each a majority owned subsidiary (as such term is defined under applicable rules of the Securities and Exchange Commission (the “Commission”)) of the Partnership (collectively with the Partnership and Brookfield Infrastructure Finance ULC, the “Registrants”), pursuant to the Registration Statement, (iii) make corresponding changes to the cover and signature pages of the Registration Statement to reflect the additional Registrants, (iv) make corresponding changes to the prospectus included in Part I of the Registration Statement, change the date on the cover page of the prospectus to correspond to the date of this post-effective amendment and update as appropriate the information contained in such prospectus and (v) file or incorporate by reference additional exhibits to the Registration Statement.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P.

Limited Partnership Units

Preferred Limited Partnership Units

BROOKFIELD INFRASTRUCTURE FINANCE ULC

Debt Securities

Brookfield Infrastructure Partners L.P. (the “Partnership” or “BIP”) may, from time to time, issue its limited partnership units (the “LP Units”) and preferred limited partnership units (“Preferred LP Units” and together with the LP Units, the “Units”) in one or more offerings pursuant to this prospectus.

Brookfield Infrastructure Finance ULC (“Finco”) may, from time to time, issue and sell senior or subordinated, as applicable, debt securities (the “Debt Securities”).

The Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by the Partnership, and may also be guaranteed by one or more of Brookfield Infrastructure L.P. (“BILP”), BIP Bermuda Holdings I Limited (“Bermuda Holdco”), Brookfield Infrastructure Holdings (Canada) Inc. (“Can Holdco”), Brookfield Infrastructure US Holdings I Corporation (“US Holdco”) and BIPC Holdings Inc. (“BIPC Holdings”, and together with the Partnership, BILP, Bermuda Holdco, Can Holdco and US Holdco, the “Guarantors”). The Units, the Debt Securities and the guarantees of the Debt Securities by the Guarantors are collectively referred to in this prospectus as the “Securities”.

Each time the Securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in the Securities.

The LP Units are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BIP” and the Toronto Stock Exchange (the “TSX”) under the symbol “BIP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any other Securities we may offer.

An investment in the Securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is May 17, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (the “Registration Statement”) that the Partnership, Finco and the other Guarantors filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, the Partnership, Finco and the Guarantors may offer the Securities in one or more offerings. This prospectus provides you with a general description of the Securities. Each time the Partnership, Finco and/or the other Guarantors offers Securities, either separately or together, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits thereto for further information with respect to us and the Securities that may be offered hereunder.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” we have authorized to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you, as well as the information we previously filed with the SEC, that is incorporated by reference in this prospectus or in any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

The Partnership, Finco and the Guarantors are offering to sell the Securities, and is seeking offers to buy the Securities, only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus, any prospectus supplement and any “free writing prospectus” and the offering of the Securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus, any prospectus supplement and/or any “free writing prospectus” must inform themselves about and observe any restrictions relating to the offering and the distribution of this prospectus, any prospectus supplement and any “free writing prospectus” outside the United States. This prospectus, any prospectus supplement and any “free writing prospectus” do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context requires otherwise, when used in this prospectus, the term “Partnership” refers to Brookfield Infrastructure Partners L.P. alone; the terms “Brookfield Infrastructure,” “we,” “us” and “our” refer to, collectively, the Partnership, BILP, the Holding Entities and the operating entities but excluding Brookfield Infrastructure Corporation (“BIPC”); the term “Holding Entities” refers to certain holding subsidiaries of BILP, through which we hold all of our interests in our operating entities; the term “operating entities” refers to the entities which directly or indirectly hold our current operations and assets that we may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements; and the term “General Partner” refers to Brookfield Infrastructure Partners Limited, the Partnership’s general partner.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because each of the Partnership, BILP and Bermuda Holdco is formed under the laws of Bermuda, each of Can Holdco and BIPC Holdings is formed under the laws of the province of Ontario, Canada, and Finco is formed under the laws of Alberta, Canada, and certain of the directors of the General Partner, Finco and each of the Guarantors, as well as certain of the experts named in this prospectus are residents of Canada or another non-U.S. jurisdiction and a substantial portion of Finco’s and the Guarantors’ assets and the assets of those directors and experts may be located outside the United States.

Unless otherwise specified, all dollar amounts in this prospectus, any prospectus supplement and any “free writing prospectus” are expressed in U.S. dollars and references to “dollars”, “$” or “US$” are to U.S. dollars and all references to “C$” are to Canadian dollars. All references in this prospectus, any prospectus supplement and any “free writing prospectus” to “Canada” mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or “free writing prospectus”, and the documents incorporated by reference herein and therein, contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. The forward-looking statements and information relate to, among other things, our business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In some cases, you can identify forward-looking statements and information by terms such as “anticipate”, “believe”, “could”, “estimate”, “likely”, “expect”, “intend”, “may”, “continue”, “plan”, “potential”, “objective”, “tend”, “seek”, “target”, “foresee”, “aim to”, “outlook”, “endeavor”, “will”, “would” and “should” or the negative of those terms or other comparable terminology. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable.

Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in the forward-looking statements and information in this prospectus and in any prospectus supplement and/or any “free writing prospectus”, and in any of the documents incorporated by reference herein or therein.

Factors that could cause actual results to differ materially from those contemplated or implied by the forward-looking statements and information in this prospectus, any prospectus supplement and/or any “free writing prospectus”, and the documents incorporated herein and therein, include, without limitation: general economic conditions in the jurisdictions in which we operate and elsewhere which may impact the markets for our products or services, the ability to achieve growth within Brookfield Infrastructure’s businesses, our ability to achieve the milestones necessary to deliver the targeted returns to our unitholders, which is uncertain, some of which depends on access to capital and continuing favorable commodity prices, the impact of market conditions on our businesses, including as a result of the recent novel coronavirus outbreak (“COVID-19”), the fact that success of Brookfield Infrastructure is dependent on market demand for an infrastructure company, which is unknown, the availability of equity and debt financing for Brookfield Infrastructure, the ability to effectively complete new acquisitions in the competitive infrastructure space (including potential acquisitions that remain subject to the satisfaction of conditions precedent, and the inability to reach final agreement with counterparties to transactions being currently pursued, given that there can be no assurance that any such transaction will be agreed to or completed) and to integrate acquisitions into existing operations, changes in technology which have the potential to disrupt the businesses and industries in which we invest, the market conditions of key commodities, the price, supply or demand for which can have a significant impact upon the financial and operating performance of our business, regulatory decisions affecting our regulated businesses, our ability to secure favorable contracts, weather events affecting our business, traffic volumes on our toll road businesses, pandemics or epidemics, and other risks and factors described in this prospectus, any prospectus supplement and/or “free writing prospectus”, including the documents incorporated by reference herein and therein, including the Annual Report and the Q1 Interim Report (each as defined below). In addition, our future results may be impacted by risks associated with a global pandemic caused by a novel strain of coronavirus, COVID-19, and the related global reduction in commerce and travel and substantial volatility in stock markets worldwide, which may result in a decrease of cash flows and impairment losses and/or revaluations on our investments and infrastructure assets, and we may be unable to achieve our expected returns.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements and information to make decisions with respect to an investment in our securities, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. These risks could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. We qualify any and all of our forward-looking statements and information by these cautionary factors. We disclaim any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and will fulfill its obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, the Partnership is required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that the Partnership files with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on the Partnership’s website at https://bip.brookfield.com. The information on the Partnership’s website is not incorporated by reference into the Registration Statement and should not be considered a part of the Registration Statement or this prospectus, and the reference to the Partnership’s website in the Registration Statement and this prospectus is an inactive textual reference only.

As a foreign private issuer, the Partnership is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and its officers, directors and principal holders of Units are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of the Units. In addition, the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Partnership intends to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent public accounting firm. The Partnership also intends to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the SEC. This means that we can disclose important information to you by referring to those documents. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the Securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed by us with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

(1)

our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021 (the “Annual Report”), including a description of the Units and any amendment or report filed for purposes of updating such description; and

(2)	our Report on Form 6-K, dated May 7, 2021 (Exhibit 99.1 only) (the “Q1 Interim Report”).

All annual reports filed by the Partnership with the SEC on Form 20-F and any Form 6-K filed or furnished by the Partnership that is identified in such form as being incorporated by reference into the Registration Statement, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. The Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Infrastructure Partners L.P.

Investor Relations

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

Attn: Melissa Low, Senior Vice President, Investor Relations & Communications

E-mail: melissa.low@brookfield.com

Telephone: 1 (441) 294-3309

Any statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in a document incorporated or deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” shall be deemed to be modified or superseded, for the purposes of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, to the extent that a statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be.

SUMMARY

THE OFFER AND EXPECTED TIMETABLE

The Partnership may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the Units. The actual per Unit price of the Units that the Partnership will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below). Finco may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the Debt Securities. The actual price of the Debt Securities that Finco will offer pursuant hereto will depend on a number of factors that may be relevant as at the time of offer (see “Plan of Distribution” below). The Partnership will fully and unconditionally guarantee the Debt Securities, and the Debt Securities may also be guaranteed by one or more of the other Guarantors.

The LP Units are listed on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any Preferred LP Units or Debt Securities that we may offer.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P.

The Partnership is a Bermuda exempted limited partnership that was formed on May 21, 2007 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda. The Partnership’s head and registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and its telephone number at that address is +1 441 294-3309. The Partnership was spun-off from Brookfield Asset Management Inc. and certain of its affiliates on January 31, 2008. Brookfield Infrastructure is a leading global infrastructure company that owns and operates high-quality, essential, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe. It is focused on assets that have contracted and regulated revenues that generate predictable and stable cash flows. For additional information, please refer to our Annual Report.

The Partnership’s sole material assets are its managing general partnership interest and preferred limited partnership interest in BILP. The Partnership serves as BILP’s managing general partner and has sole authority for the management and control of BILP. We anticipate that the only distributions that the Partnership will receive in respect of its managing general partnership interest and preferred limited partnership interest in BILP will consist of amounts that are intended to assist the Partnership in making distributions to holders of LP Units in accordance with the Partnership’s distribution policy, to holders of the Partnership’s Preferred LP Units in accordance with the terms of the Preferred LP Units and to allow the Partnership to pay expenses as they become due. The declaration and payment of cash distributions by the Partnership is at the discretion of the General Partner and subject to the solvency requirements under Bermuda law. The Partnership is not required to make such distributions and neither the Partnership nor the General Partner can assure you that the Partnership will make such distributions as intended.

FINCO AND THE OTHER GUARANTORS

Finco is a subsidiary of the Partnership that has investments and loans receivable from subsidiaries of the Partnership. Finco has total assets of $2.1 billion comprised of $1.1 billion of investments in, and $1.0 billion of loans receivable from, other subsidiaries of the Partnership.

BILP is a Bermuda exempted limited partnership that was established under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda.

Bermuda Holdco, Can Holdco and US Holdco are holding company subsidiaries of BILP that own operating subsidiaries of the Partnership. BIPC Holdings is a subsidiary of BIPC, which is a subsidiary of Can Holdco.

RISK FACTORS

An investment in the Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the Annual Report, and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. The risks and uncertainties described therein and herein are not the only risks and uncertainties that we face. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

SUPPLEMENTAL FINANCIAL INFORMATION

The information below is being provided pursuant to Rule 13-01 of Regulation S-X. One or more of the Partnership, BILP, Bermuda Holdco, Can Holdco, US Holdco and BIPC Holdings may fully and unconditionally guarantee the payment of principal, premium (if any), interest and certain other amounts by Finco under the Debt Securities. The following tables present summarized financial information for the following:

•	the Partnership;

•	Finco; and

•	BILP, Bermuda Holdco, Can Holdco, US Holdco and BIPC Holdings.

(in millions of US dollars)	Year Ended December 31, 2020
	Issuer and Guarantors total	Revenues from/ expenses paid to non- Guarantor subsidiaries	Revenues from/ expenses paid to other related parties	Revenues from/ expenses paid to other
Statement of Income Data
Revenues(1)	$—	$—	$—	$—
Gross profit	—	—	—	—
Other income(2)	1,660	1,660	—	—
Net income	839	1,229	(242)	(148)

(in millions of US dollars)	Three Months Ended March 31, 2021
	Issuer and Guarantors total	Revenues from/ expenses paid to non-Guarantor subsidiaries	Revenues from/ expenses paid to other related parties	Revenues from/ expenses paid to other
Statement of Income Data
Revenues(1)	$—	$—	$—	$—
Gross profit	—	—	—	—
Other income(2)	132	132	—	—
Net income	(62)	33	(64)	(31)

(1)

Total revenues of the Partnership and its controlled subsidiaries were $8,885 million and $2,683 million for the for the year ended December 31, 2020 and the three months ended March 31, 2021, respectively.

(2)	Other income includes dividend and interest income.

Balance Sheet Data	December 31, 2020
	Issuer and Guarantors total	Amounts due from/payable to non-Guarantor subsidiaries	Amounts due from/payable to other related parties	Amounts due from/payable to other
Current assets	$176	$170	$—	$6
Total assets(1)	1,806	1,787	—	19
Current liabilities	2,081	1,422	634	25
Total liabilities	9,307	5,642	654	3,011

Balance Sheet Data	March 31, 2021
	Issuer and Guarantors total	Amounts due from/payable to non- Guarantor subsidiaries	Amounts due from/payable to other related parties	Amounts due from/payable to other
Current assets	$213	$172	$—	$41
Total assets(1)	1,733	1,679	—	54
Current liabilities	2,649	1,513	1,026	110
Total liabilities	9,596	6,107	1,046	2,443

(1)

Total assets of the Partnership and its controlled subsidiaries $61,331 million and $61,242 million for the for the year ended December 31, 2020 and the three months ended March 31, 2021, respectively.

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of the Securities for general corporate purposes. The actual application of proceeds from the sale of any particular offering of Securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS

The Partnership may issue LP Units in one or more offerings pursuant to this prospectus and any applicable prospectus supplement. The description of the LP Units contained in this prospectus, together with the applicable prospectus supplements and in the documents incorporated by reference herein and therein summarize or will summarize all the material terms and provisions of the LP Units, together with any material U.S. and Canadian federal income tax considerations related to such LP Units. If we indicate in the applicable prospectus supplement, the terms of the LP Units may differ from the terms we have summarized below.

The LP Units are non-voting limited partnership interests in the Partnership. Holders of LP Units are not entitled to the withdrawal or return of capital contributions in respect of the LP Units, except to the extent, if any, that distributions are made to such holders pursuant to the Partnership’s limited partnership agreement or upon the liquidation of the Partnership as described in the Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in the Partnership’s limited partnership agreement, a holder of LP Units will not have priority over any other holder of LP Units, either as to the return of capital contributions or as to profits, losses or distributions. The LP Units rank junior to the Preferred LP Units with respect to priority in the payment of distributions and in the distribution of the assets of the Partnership in the event of the liquidation, dissolution or winding-up of the Partnership, whether voluntary or involuntary, as further described in the Annual Report. Holders of LP Units will not be granted any preemptive or other similar right to acquire additional interests in the Partnership. In addition, holders of LP Units do not have any right to have their LP Units redeemed by the Partnership.

For a more detailed description of the LP Units, please refer to the Annual Report, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference.

DESCRIPTION OF PREFERRED LIMITED PARTNERSHIP UNITS

The Partnership may issue Preferred LP Units in one or more offerings pursuant to this prospectus and any applicable prospectus supplement. The description of the Preferred LP Units contained in this prospectus, together with the applicable prospectus supplements, and in the documents incorporated by reference herein and therein summarize or will summarize all the material terms and provisions of the Preferred LP Units, together with any material U.S. and Canadian federal income tax considerations relating to such Preferred LP Units. If we indicate in the applicable prospectus supplement, the terms of the Preferred LP Units may differ from the terms we have summarized below.

The Partnership may issue additional series of the Partnership’s Class A Preferred LP Units (the “Class A Preferred Units”) or may issue any other class or series of Preferred LP Units. As of May 17, 2021, the Partnership had eight series of Class A Preferred Units outstanding: Series 1, Series 3, Series 5, Series 7, Series 9, Series 11, Series 13 and Series 14. The Series 1, Series 3, Series 5, Series 7, Series 9 and Series 11 Class A Preferred Units are listed on the TSX under the symbols “BIP.PR.A,” “BIP.PR.B,” “BIP.PR.C,” “BIP.PR.D,” “BIP.PR.E” and “BIP.PR.F,” respectively. The Series 13 and Series 14 Class A Preferred Units are listed on the NYSE under the symbols “BIP.PR.A” and “BIP.PR.B,” respectively. The Class A Preferred Units are non-voting limited partnership interests in the Partnership. Holders of Class A Preferred Units are not entitled to the withdrawal or return of capital contributions in respect of Class A Preferred Units, except to the extent, if any, that distributions are made to such holders pursuant to the Partnership’s limited partnership agreement or upon the liquidation of the Partnership as described in the Annual Report or as otherwise required by applicable law. The Class A Preferred Units rank senior to the LP Units with respect to priority in the return of capital contributions or as to profits, losses or distributions. The Class A Preferred Units may be issued in series. Each series of Class A Preferred Units ranks on a parity with every other series of the Class A Preferred Units with respect to priority in the return of capital contributions or as to profits, losses or distributions.

For a more detailed description of the Class A Preferred Units, please refer to the Annual Report, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference.

Further, subject to the terms of any Preferred LP Units then outstanding, the Partnership’s limited partnership agreement authorizes the Partnership to establish one or more classes, and one or more series of any such classes of Preferred LP Units, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Preferred LP Units, such as the Class A Preferred Units), as shall be determined by the General Partner in its sole discretion, including: (i) the right to share in the Partnership’s profits and losses or items thereof; (ii) the right to share in the Partnership’s distributions; (iii) the rights upon the Partnership’s dissolution and liquidation; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Preferred LP Units (including sinking fund provisions); (v) whether such Preferred LP Unit is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Preferred LP Unit will be issued, evidenced by certificates and assigned or transferred; and (vii) the requirement, if any, of each such Preferred LP Unit to consent to certain partnership matters.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description sets forth certain general terms and provisions of the Debt Securities and the guarantees thereof by the Guarantors. The particular terms and provisions of the series of Debt Securities and the related guarantees offered by a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such prospectus supplement.

The Debt Securities will be issued under an indenture (the “Indenture”) to be entered into among Finco, as the issuer (the “Issuer”), the Partnership, BILP, Bermuda Holdco, Can Holdco, US Holdco and BIPC Holdings, each as a guarantor, the additional guarantors from time to time party thereto (collectively, for purposes of this “Description of Debt Securities” and as used in the Indenture, the “Guarantors”), and Computershare Trust Company, N.A., as trustee (the “U.S. Trustee”) and Computershare Trust Company of Canada, as trustee (the “Canadian Trustee”, and together with the U.S. Trustee, the “Trustees”), or such other trustees named in the Indenture. The Partnership will fully and unconditionally guarantee the Debt Securities as a Guarantor under the Indenture, and each of BILP, Bermuda Holdco, Can Holdco, US Holdco and BIPC Holdings will also guarantee the Debt Securities, unless otherwise provided for in respect of a series of Debt Securities in one or more indentures supplemental to the Indenture in respect of such series of Debt Securities. The Debt Securities may be issued under one or more indentures supplemental to the Indenture as we and the applicable Trustee(s) may enter into in the future. Any such supplemental indentures under which any Debt Securities are issued will be specified in the applicable prospectus supplement.

The Indenture is subject to the U.S. Trust Indenture Act of 1939. A form of the Indenture has been filed with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement. The Indenture will also be available on the Partnership’s SEDAR profile at www.sedar.com.

The following statements with respect to the Indenture and the Debt Securities to be issued thereunder are brief summaries of certain provisions of the Indenture and do not purport to be complete; such statements are subject to the detailed referenced provisions of the Indenture, including the definition of capitalized terms used under this caption. Wherever a particular section or defined term of the Indenture is referred to, the statement is qualified in its entirety by such section or term. References to the “Issuer” refer to Finco as issuer under the Indenture.

General

The Indenture does not limit the aggregate principal amount of Debt Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Debt Securities may be issued under the Indenture from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Special Canadian and United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the prospectus supplement relating thereto. Unless otherwise indicated in the applicable prospectus supplement, the Indenture permits the Issuer to increase the principal amount of any series of Debt Securities previously issued by it and to issue such increased principal amount.

All Debt Securities will be fully and unconditionally guaranteed by the Partnership and may also be guaranteed by BILP, Bermuda Holdco, Can Holdco, US Holdco and BIPC Holdings, together with any additional Guarantors, in each case subject to customary release provisions applicable to the Guarantors (other than the Partnership).

The applicable prospectus supplement will set forth the following terms relating to the particular offered Debt Securities: (1) the specific designation of the offered Debt Securities and the indenture under which they are issued; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the regular record dates for any interest payable on the offered Debt Securities which are in registered form (“Registered Debt Securities”); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Issuer or otherwise; (6) whether the offered Debt Securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities will be issuable in the form of one or more registered global securities (“Registered Global Securities”) and, if so, the identity of the depositary for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities will be issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities will be payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities will or may be payable; (11) any applicable terms or conditions related to the addition or removal of any co-obligor or Guarantor in respect of any or all series of Debt Securities; and (12) any other terms of the offered Debt Securities, including any applicable subordination provisions, exchange or conversion terms, covenants and additional Events of Default (as defined below). Special Canadian and United States federal income tax considerations applicable to the offered Debt Securities, the amount of principal thereof and any premium and interest thereon will be described in the prospectus supplement relating thereto. Unless otherwise indicated in the applicable prospectus supplement, the Indenture will not afford the Holders the right to tender Debt Securities to the Issuer for repurchase, or provide for any increase in the rate or rates of interest per annum at which the Debt Securities will bear interest, in the event the Issuer or any Guarantor should become involved in a highly leveraged transaction or in the event of a change in control of the Issuer or any Guarantor.

Debt Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the prospectus supplement relating thereto.

The Debt Securities will be direct obligations of the Issuer and will be senior or subordinated, as applicable, indebtedness of the Issuer as described in the applicable prospectus supplement.

Each Guarantor’s guarantee of the Debt Securities will be unsecured senior or subordinated, as applicable, indebtedness of each such Guarantor as described in the applicable prospectus supplement.

Unless otherwise specified in a prospectus supplement, the Debt Securities and the guarantees thereof by the Guarantors will be unsecured obligations. The Debt Securities and the guarantees by the Guarantors will be effectively subordinated to any secured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such indebtedness. The guarantees by the Guarantors of the Debt Securities will guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities issued by the Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.

Form, Denomination, Exchange and Transfer

Unless otherwise indicated in the applicable prospectus supplement, Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. Debt Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. The Issuer will appoint, as applicable, the U.S. Trustee as security registrar under the Indenture.

Payment

Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the office or agency of the U.S. Trustee, in its capacity as paying agent, in New York, New York or Toronto, Ontario, except that, at the option of the Issuer, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable security register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable security register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the regular record date for such interest payment.

Registered Global Securities

The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more sepositaries or nominees, each of which will be identified in the prospectus supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the depositary for such Registered Global Security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Registered Global Security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of such persons having accounts with such depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Debt Securities or by the Issuer if such Debt Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

So long as the depositary for a Registered Global Security or its nominee is the registered owner thereof, such depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a depositary or its nominee will be made to such depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Issuer or Trustees or any paying agent for Debt Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

No Registered Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the depositary for such Registered Global Security or a nominee thereof unless (A) such depositary (i) has notified the Issuer that it is unwilling or unable to continue as depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the Trustees the Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the Indenture.

Events of Default

Unless otherwise indicated in any prospectus supplement, the Indenture will provide that the following will constitute an event of default (the “Events of Default”) under the Indenture with respect to Debt Securities of any series issued by the Issuer: (a) failure to pay principal of, or any premium on, any Debt Security of that series when due at maturity; (b) failure to pay any interest on any Debt Securities of that series when due, which failure continues for 30 days; (c) failure of the Issuer and/or any Guarantor in respect of the Debt Securities of that series to perform, as applicable, any other covenant in the Indenture (other than a covenant included in such indentures solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the respective Trustees or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series, as provided in the Indenture; (d) certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer; and (e) any other Events of Default provided with respect to the Debt Securities of such series, as described in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer) with respect to the Debt Securities of any series at the time outstanding shall occur and be continuing either the applicable U.S. Trustee or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series by notice, as provided in the Indenture, may declare the principal amount of the Debt Securities of that series to be due and payable immediately. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer occurs with respect to the Debt Securities of any series at the time outstanding, the principal amount of all the Debt Securities of that series will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

The Indenture will provide that the applicable Trustees will be under no obligation to exercise any of their rights or powers under the Indenture at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustees indemnity. Subject to such provisions for the indemnification of the particular Trustee, the Holders of a majority in aggregate principal amount of the outstanding securities of any series issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustees or exercising any trust or power conferred on such Trustees with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustees written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding securities of that series, in the case of an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer), or, in the case of any Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer that has occurred with respect to the Debt Securities of any series at the time outstanding, the Holders of not less than 25% in aggregate principal amount of all outstanding Debt Securities, have made a written request, and such Holder or Holders have offered reasonable indemnity, and (iii) the applicable U.S. Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of, or of any premium or interest on, such Debt Security on or after the applicable due date specified in such Debt Security.

The Issuer will be required under the Indenture to furnish to the Trustees a quarterly statement by certain of its officers as to whether or not any of the Issuer and/or the Guarantor(s), as applicable, to the Issuer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. The applicable Trustee will be required, within 30 days after it becomes aware of its occurrence, to give to the Holders, notice of every Event of Default arising under the Indenture and continuing at the time that the notice is given, unless the Trustees reasonably believe that it is in the best interests of the Holders to withhold the notice and so informs the Issuer or Guarantor in writing.

Defeasance

The Indenture provides that, at the option of the Issuer, the Issuer will be discharged from any and all obligations in respect of any outstanding Debt Securities upon irrevocable deposit with the applicable U.S. Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of or premium, if any, and, except in the case of any Debt Securities that do not provide for a fixed maturity date, each installment of interest, if any, on such outstanding Debt Securities (“Defeasance”). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance (as defined below) option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option. Upon the completion of any Defeasance in respect of any Debt Securities, each Guarantor in respect of such series of Debt Securities shall be deemed to have been unconditionally and irrevocably released from all obligations under this Indenture in respect of such Debt Securities, without the need for any notice, document or action.

The Indenture provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain obligations and covenants provided for the benefit of the holder of certain Debt Securities or series thereof and such omission shall not be deemed to be an Event of Default under the Indenture and such outstanding Debt Securities or series upon the irrevocable deposit with the applicable U.S. Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and premium, if any, and each instalment of interest, if any, on such outstanding Debt Securities or series thereof (“Covenant Defeasance”). In the event the Issuer exercises its Covenant Defeasance option, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any such obligations and covenants that have defeased. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance.

Modification and Waiver

Modifications and amendments of an Indenture in respect of one or more series of Debt Securities may be made by the Partnership, the Issuer, the other applicable Guarantors and the applicable Trustees with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series affected by such modification(s) or amendment(s); provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby (a) change the stated maturity of the principal of, or any installment of interest on, any outstanding Debt Security, (b) reduce the principal amount of (or the premium), or interest on, any outstanding Debt Security, (c) reduce the amount of the principal of any outstanding Debt Security payable upon the acceleration of the maturity thereof, (d) change the dates or times on which the Debt Securities of a series may be redeemed or repurchased; (e) change the currency of payment of principal of (or the premium), or interest on, any outstanding Debt Security, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding Debt Security, (g) reduce the above-stated percentage of outstanding Debt Securities necessary to modify or amend the Indenture, (h) reduce the percentage of aggregate principal amount of outstanding securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (i) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, or (j) release the Partnership from its guarantee under the Indenture.

The Indenture will provide that the Issuer, the Partnership and the other Guarantors from time to time party thereto may modify and amend the Indenture in respect of one or more series of Debt Securities without the consent of any Holder of such Debt Securities for any of the following purposes: (a) to add limitations or restrictions to be observed upon the amount or issue of Debt Securities under the Indenture, provided that such limitations or restrictions shall not be materially adverse to the interests of Holders; (b) to evidence the succession of another person to the Issuer or any Guarantor, as applicable, and the assumption by any such successor of the covenants of the Issuer or any Guarantor, as applicable, under the Indenture and in respect of such Debt Securities; (c) to evidence the addition of a co-obligor or Guarantor in respect of any or all series of the Debt Securities under the Indenture, as may be permitted in accordance with the terms of such Debt Securities; (d) to add to the covenants of the Issuer or any Guarantor, as applicable, for the benefit of the Holders of any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power in the Indenture conferred upon the Issuer or any Guarantor, as applicable; (e) to add any additional Events of Default for the benefit of the Holders of all or any series of Debt Securities (and if such additional Events of Default are to be for the benefit of less than all series of Debt Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); (f) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Debt Security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security outstanding; (g) to secure the Debt Securities pursuant to the requirements of any provision in the Indenture or any indenture supplemental thereto or otherwise; (h) to establish the form or terms of Debt Securities of any series as permitted under the Indenture and, if required, to provide for the appointment of any additional trustees and/or other agents; (i) to evidence and provide for the acceptance of appointment under such Indenture by a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions in such Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such Indenture; (j) to add to or change any of the provisions of such Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form; (k) to comply with any requirements of applicable Trust Indenture Laws, including without limitation in connection with qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act; (l) to make any other changes in the provisions of the Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely impact the interests of Holders of Debt Securities of any series in any material adverse respect; or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder.

The Holders of a majority in aggregate principal amount of the outstanding securities of any series of Debt Securities, on behalf of all Holders of outstanding securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the Indenture. Subject to certain rights of the particular Trustees, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the outstanding securities of one or more series of Debt Securities issued under the Indenture, on behalf of all Holders of outstanding securities of such series, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected.

Consent to Jurisdiction and Service under Indenture

The Indenture will provide, that the Issuer and the non-U.S. Guarantors irrevocably appoint Brookfield Infrastructure US Holdings I Corporation, located at 250 Vesey Street, 15th Floor, New York, New York 10281-1023, as their agent for service of process in any suit, action or proceeding arising out of or relating to the Indenture and the Debt Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Enforceability of Judgments

Since a substantial portion of the Issuer’s, the Partnership’s and the other Guarantors’ assets are or may be outside the United States, any judgment obtained in the United States against the Issuer, the Partnership and the Guarantors, including any judgment with respect to the payment of interest and principal on the Debt Securities or in respect of the guarantees of the Guarantors, may not be collectible within the United States.

Governing Law

The Indenture, Debt Securities and the rights, powers, duties or responsibility of the Trustees will be governed by the laws of the State of New York.

The Trustee

Computershare Trust Company, N.A. is expected to be the U.S. Trustee under the Indenture. The Issuer is expected to appoint Computershare Trust Company of Canada under the Indenture in order to comply with the Business Corporations Act (Alberta) (the “ABCA”).

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided.

“affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing.

“Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person.

“Government Obligation” means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Debt Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act or in the Bank Act (Canada)), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Holder” means a Person in whose name a Security is registered in the applicable security register.

“Person” means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

“Trust Indenture Laws” means the Trust Indenture Act and regulations thereunder, together with any other applicable trust indenture laws, rules or regulations relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

PLAN OF DISTRIBUTION

The Partnership and/or Finco may sell Securities to or through underwriters or dealers. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices. In connection with the sale of Securities, underwriters may receive compensation from the Partnership or Finco or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions.

Each prospectus supplement relating to the offering of Securities will set forth the terms of the offering of Securities, including the names of any underwriters or agents, the purchase price or prices of the offered Securities, the proceeds to the Partnership and/or Finco from the sale of the offered Securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

Under agreements which may be entered into by the Partnership, Finco, and/or the other Guarantors, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Partnership, Finco, and/or the other Guarantors against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Partnership, Finco and/or the other Guarantors in the ordinary course of business.

Securities to be offered pursuant to this prospectus will be a new issue of securities. Certain broker-dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities.

In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

The Partnership is formed under the laws of Bermuda. A substantial portion of the Partnership’s assets are located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. It may be difficult for investors to effect service of process within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, the directors of the General Partner or the experts named in this prospectus who reside outside of Canada or the United States since a substantial portion of the Partnership’s assets and the assets of such persons may be located outside of Canada and the United States.

The ability to effect service of process and the enforcement by investors of civil liabilities under the U.S. federal securities laws may be adversely affected by the fact that Finco is incorporated under the laws of the Province of Alberta and that Can Holdco and BIPC Holdings are incorporated under the laws of the Province of Ontario, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may be residents of Canada and that all or a substantial portion of the assets of Finco, Can Holdco, BIPC Holdings and such persons may be located outside of the United States.

The Partnership, BILP and the Bermuda Entities (as defined below) have been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or

U.S. judgment would be enforceable in Bermuda against the Partnership, the Bermuda Entities (as defined below), the directors of the General Partner (together, the “Bermuda Entities”) or the experts named in this prospectus who reside outside of Canada or the United States depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Bermuda Entities or the experts named in this prospectus who reside outside of Canada or the United States, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely recognize as a valid judgment, a final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as: (i) the Canadian or U.S. court had proper jurisdiction over the parties subject to the judgment and had jurisdiction to give the judgment as a matter of Bermuda law; (ii) the Canadian or U.S. court did not contravene the rules of natural justice of Bermuda; (iii) the Canadian or U.S. judgment was not obtained by fraud; (iv) the enforcement of the Canadian or U.S. judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (vi) the Canadian or U.S. judgment (being a foreign judgment) does not conflict with a prior Bermuda judgment.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Bermuda Entities’ Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Bermuda Entities or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

Unless otherwise specified in any applicable prospectus supplement, certain legal matters in connection with the Securities offered under this prospectus will be passed upon by Torys LLP, Toronto and Calgary, Canada and New York, New York, with respect to U.S. and Canadian legal matters, respectively, and by Appleby (Bermuda) Limited, with respect to Bermuda legal matters.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Partnership’s Annual Report on Form 20-F and the effectiveness of the Partnership’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte LLP is 8 Adelaide Street West, Suite 200, Toronto, Ontario M5H OA9.

EXPENSES

The following are the estimated expenses of the offering of the Securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
Blue sky fees and expenses		**
NYSE listing fees		**
Trustee and transfer agent fees		**
Printing and engraving costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*	We are registering an indeterminate amount of Securities under the Registration Statement, and, in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of Securities.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P.

Limited Partnership Units

Preferred Limited Partnership Units

BROOKFIELD INFRASTRUCTURE FINANCE ULC

Debt Securities

PROSPECTUS

May 17, 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Partnership and BILP

The sections of the Partnership’s Annual Report on Form 20-F for the year ended December 31, 2020 entitled “Item 6.A. Directors and Senior Management—Our Master Services Agreement—Indemnification and Limitations on Liability,” “Item 6.B. Compensation—Indemnification and Limitations on Liability,” “Item 7.B. Related Party Transactions—Indemnification Agreements,” “Item 10.B. Memorandum and Articles of Association—Description of Our Units, Preferred Units and Our Limited Partnership Agreement—Indemnification; Limitations on Liability,” and “Item 10.B. Memorandum and Articles of Association—Description of the Holding LP’s Limited Partnership Agreement—Indemnification; Limitations on Liability” include disclosure relating to the indemnification of certain of the Registrant’s and BILP’s affiliates and the directors and officers of the General Partner and the Registrant’s service provider and are incorporated by reference herein.

Bermuda Holdco

The Companies Act 1981, as amended (the “Companies Act”) provides generally that a Bermuda exempted company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. The Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The bye-laws of Bermuda Holdco provide that every director and officer of Bermuda Holdco shall be indemnified and held harmless out of the assets of Bermuda Holdco against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defense costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by such director or officer or by reason of any act done, conceived in or omitted in the conduct of Bermuda Holdco’s business or in the discharge of his or her duties. Such right to indemnification shall extend to any director or officer acting in any office or trust in the reasonable belief that he or she has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election; provided always that such indemnity shall not extend to any matter which would render it void pursuant to the Companies Act.

The bye-laws of Bermuda Holdco further provide that no director or officer shall be liable to Bermuda Holdco for the acts, defaults or omissions of any other director or officer. Each shareholder and Bermuda Holdco shall waive any claim or right of action he, she or it may have, whether individually or by right of Bermuda Holdco, against any director or officer on account of any action taken by such director or officer or the failure of such director or officer to take action in the performance of his or her duties with or for Bermuda Holdco; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud of such director or officer or to recover any gain, personal profit or advantage to which such director or officer is not legally entitled. Pursuant to the bye-laws of Bermuda Holdco, Bermuda Holdco is permitted to pay the premiums for the purchase of insurance for any director or officer.

Finco

Finco is a corporation incorporated under the ABCA. Under the ABCA, a corporation may (except in respect of an action by or on behalf of the corporation to procure a judgment in its favor) indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation, if the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful. Any such individual is entitled to indemnity from a corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits in the person’s defense of the action or proceeding, fulfils the conditions set out above and is fairly and reasonably entitled to indemnity.

Subject to the ABCA, the by-laws of Finco provide that it shall indemnify a director or officer, a former director or officer or a person who acts or acted at Finco’s request as a director or officer of a body corporate of which Finco is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Finco or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of Finco; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. Finco may also indemnify such person in such other circumstances as the ABCA or law permits.

Can Holdco and BIPC Holdings

Can Holdco and BIPC Holdings are both corporations incorporated under the Business Corporations Act (Ontario) (the “OBCA”). Under the OBCA, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that his or her conduct was lawful. Any such individual is entitled to indemnification from a corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

Can Holdco

The by-laws of Can Holdco provide that Can Holdco shall indemnify a director or officer, a former director or officer or a person who acts or acted at Can Holdco’s request as a director or officer of a body corporate of which Can Holdco is or was a shareholder or creditor, and the heirs and legal representatives of such a person to the extent permitted by the OBCA.

Can Holdco may purchase and maintain insurance for the benefit of any person referred to in the preceding paragraph to the extent permitted by the OBCA.

BIPC Holdings

The by-laws of BIPC Holdings provide that BIPC Holdings shall indemnify a director or officer, a former director or officer or a person who acts or acted at BIPC Holdings’ request as a director or officer of a body corporate of which BIPC Holdings is or was a shareholder or creditor, and the heirs and legal representatives of such a person to the extent permitted by the OBCA.

BIPC Holdings may purchase and maintain insurance for the benefit of any person referred to in the preceding paragraph to the extent permitted by the OBCA.

US Holdco

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding (other than an action by or in right of the corporation) because the person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in any such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The certificate of incorporation of US Holdco provides that, to the fullest extent permitted by applicable law, US Holdco will indemnify any person who is (or who is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, investigative or administrative) by reason of the fact that he or she is or was (or is or was serving at the request of US Holdco as) a director, officer, employee or agent of US Holdco. The certificate of incorporation of US Holdco also provides that US Holdco may so indemnify any other persons whom US Holdco shall have the power to indemnify under the Delaware General Corporation Law.

The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and the certificate of incorporation and by-laws of US Holdco.

Section 102 of the Delaware General Corporation Law permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

ITEM 9. EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description

1.1*	Form of Underwriting Agreement.

3.1(1)	Certificate of Registration of Brookfield Infrastructure Partners L.P., registered as of May 29, 2007.

3.2(2)	Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated February 16, 2018.

3.3(3)	First Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated September 12, 2018.

3.4(4)	Second Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated February 27, 2020.

3.5(5)	Third Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated September 21, 2020.

3.6(6)	Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated January 21, 2021.

3.7*	Amendment to Limited Partnership Agreement (as it may be required for the issuance of Preferred LP Units).

4.1

Form of Trust Indenture among Brookfield Infrastructure Finance ULC, as the issuer, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure US Holdings I Corporation and BIPC Holdings Inc., each as a guarantor, and Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as trustees.

4.2*	Form of Note for Debt Securities.

4.3*	Form of Preferred LP Unit Certificate.

5.1	Opinion of Appleby (Bermuda) Limited.

5.2	Opinion of Torys LLP.

22.1	List of Subsidiary Guarantors and Subsidiary Issuers of Guaranteed Securities.

23.1	Consent of Deloitte LLP.

23.2	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.1).

23.3	Consent of Torys LLP (included in the opinion filed as Exhibit 5.2).

Exhibit	Description

24.1	Power of Attorney (included in the signature page).

25.1

Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A. with respect to the form of Trust Indenture among Brookfield Infrastructure Finance ULC, as issuer, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure US Holdings I Corporation and BIPC Holdings Inc., each as a guarantor, and Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as trustees.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.
(1)	Incorporated by reference to Exhibit 1.1 to the Partnership’s Registration Statement on Form 20-F filed July 31, 2007.
(2)	Incorporated by reference to Exhibit 99.1 to the Partnership’s Form 6-K filed February 16, 2018.
(3)	Incorporated by reference to Exhibit 99.1 to the Partnership’s Form 6-K filed September 12, 2018.
(4)	Incorporated by reference to Exhibit 99.1 to the Partnership’s Form 6-K filed February 27, 2020.
(5)	Incorporated by reference to Exhibit 3.1 to the Partnership’s Form 6-K filed September 21, 2020.
(6)	Incorporated by reference to Exhibit 3.1 to the Partnership’s Form 6-K filed January 21, 2020.

ITEM 10. UNDERTAKINGS

(a) Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5) That for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by each Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date

(6) That, for the purpose of determining liability of each Registrant under the Securities Act to any purchaser in the initial distribution of the securities: each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(7) To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

BROOKFIELD INFRASTRUCTURE FINANCE ULC

Pursuant to the requirements of the Securities Act of 1933, Brookfield Infrastructure Finance ULC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada, on May 17, 2021.

BROOKFIELD INFRASTRUCTURE FINANCE ULC

By:	/s/ David Krant
David Krant
Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane Sheere, Gregory Morrison, Gregory McConnie and James Bodi, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2021.

Signature	Title

/s/ Samuel Pollock Samuel Pollock	Chief Executive Officer of Brookfield Infrastructure Finance ULC (Principal Executive Officer)

/s/ David Krant David Krant	Senior Vice President and Chief Financial Officer of Brookfield Infrastructure Finance ULC (Principal Financial and Accounting Officer)

/s/ Anne Schaumburg Anne Schaumburg	Director of Brookfield Infrastructure Finance ULC

/s/ Jeffrey Blidner Jeffrey Blidner	Director of Brookfield Infrastructure Finance ULC

/s/ Daniel Muñiz Quintanilla Daniel Muñiz Quintanilla	Director of Brookfield Infrastructure Finance ULC

SIGNATURES OF BROOKFIELD INFRASTRUCTURE PARTNERS L.P.

Pursuant to the requirements of the Securities Act of 1933, Brookfield Infrastructure Partners L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on May 17, 2021.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
Jane Sheere
Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane Sheere, Gregory Morrison, Gregory McConnie and James Bodi, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2021.

Signature	Title

/s/ Samuel Pollock Samuel Pollock	Chief Executive Officer of Brookfield Infrastructure Group L.P., service provider of Brookfield Infrastructure Partners L.P. (Principal Executive Officer)

/s/ David Krant David Krant	Chief Financial Officer of Brookfield Infrastructure Group L.P., service provider of Brookfield Infrastructure Partners L.P. (Principal Financial and Accounting Officer)

/s/ Jeffrey Blidner Jeffrey Blidner	Director of Brookfield Infrastructure Partners Limited

/s/ William Cox William Cox	Director of Brookfield Infrastructure Partners Limited

/s/ Roslyn Kelly Roslyn Kelly	Director of Brookfield Infrastructure Partners Limited

/s/ John Mullen John Mullen	Director of Brookfield Infrastructure Partners Limited

/s/ Daniel Muñiz Quintanilla Daniel Muñiz Quintanilla	Director of Brookfield Infrastructure Partners Limited

/s/ Anne Schaumburg Anne Schaumburg	Director of Brookfield Infrastructure Partners Limited

/s/ Rajeev Vasudeva Rajeev Vasudeva	Director of Brookfield Infrastructure Partners Limited

SIGNATURES OF BROOKFIELD INFRASTRUCTURE L.P.

Pursuant to the requirements of the Securities Act of 1933, Brookfield Infrastructure L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on May 17, 2021.

BROOKFIELD INFRASTRUCTURE L.P., by its managing general partner, BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
Jane Sheere
Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane Sheere, Gregory Morrison, Gregory McConnie and James Bodi, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2021.

Signature	Title

/s/ Samuel Pollock Samuel Pollock	Chief Executive Officer of Brookfield Infrastructure Group L.P., service provider of Brookfield Infrastructure L.P. (Principal Executive Officer)

/s/ David Krant David Krant	Chief Financial Officer of Brookfield Infrastructure Group L.P., service provider of Brookfield Infrastructure L.P. (Principal Financial and Accounting Officer)

/s/ Anne Schaumburg Anne Schaumburg	Director of Brookfield Infrastructure Partners Limited

/s/ Jeffrey Blidner Jeffrey Blidner	Director of Brookfield Infrastructure Partners Limited

/s/ William Cox William Cox	Director of Brookfield Infrastructure Partners Limited

/s/ Roslyn Kelly Roslyn Kelly	Director of Brookfield Infrastructure Partners Limited

/s/ John Mullen John Mullen	Director of Brookfield Infrastructure Partners Limited

/s/ Daniel Muñiz Quintanilla Daniel Muñiz Quintanilla	Director of Brookfield Infrastructure Partners Limited

/s/ Rajeev Vasudeva Rajeev Vasudeva	Director of Brookfield Infrastructure Partners Limited

SIGNATURES OF BIP BERMUDA HOLDINGS I LIMITED

Pursuant to the requirements of the Securities Act of 1933, BIP Bermuda Holdings I Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on May 17, 2021.

BIP BERMUDA HOLDINGS I LIMITED

By:	/s/ Jane Sheere
Jane Sheere
Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane Sheere, Gregory Morrison, Gregory McConnie and James Bodi, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2021.

Signature	Title

/s/ Terry Gittens Terry Gittens	Vice President, as Chief Executive Officer of BIP Bermuda Holdings I Limited (Principal Executive Officer)

/s/ Sherry Millar Sherry Millar	Vice President, as Chief Financial Officer of BIP Bermuda Holdings I Limited (Principal Financial and Accounting Officer)

/s/ Gregory McConnie Gregory McConnie	Director of BIP Bermuda Holdings I Limited

/s/ Gregory Morrison Gregory Morrison	Director of BIP Bermuda Holdings I Limited

/s/ James Bodi James Bodi	Director of BIP Bermuda Holdings I Limited

SIGNATURES OF BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC.

Pursuant to the requirements of the Securities Act of 1933, Brookfield Infrastructure Holdings (Canada) Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada, on May 17, 2021.

BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC.

By:	/s/ David Krant
David Krant
Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane Sheere, Gregory Morrison, Gregory McConnie and James Bodi, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2021.

Signature	Title

/s/ Samuel Pollock Samuel Pollock	Chief Executive Officer of Brookfield Infrastructure Holdings (Canada) Inc. (Principal Executive Officer)

/s/ David Krant David Krant	Senior Vice President and Chief Financial Officer of Brookfield Infrastructure Holdings (Canada) Inc. (Principal Financial and Accounting Officer)

/s/ Gregory Morrison Gregory Morrison	Director of Brookfield Infrastructure Holdings (Canada) Inc.

/s/ Tim Price Tim Price	Director of Brookfield Infrastructure Holdings (Canada) Inc.

/s/ Edward Kress Edward kress	Director of Brookfield Infrastructure Holdings (Canada) Inc.

SIGNATURES OF BROOKFIELD INFRASTRUCTURE US HOLDINGS I CORPORATION

Pursuant to the requirements of the Securities Act of 1933, Brookfield Infrastructure US Holdings I Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on May 17, 2021.

BROOKFIELD INFRASTRUCTURE US HOLDINGS I CORPORATION

By:	/s/ Ralph Klatzkin
Ralph Klatzkin
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane Sheere, Gregory Morrison, Gregory McConnie and James Bodi, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2021.

Signature	Title

/s/ John Stinebaugh John Stinebaugh	President, as Chief Executive Officer of Brookfield Infrastructure US Holdings I Corporation (Principal Executive Officer)

/s/ Ralph Klatzkin Ralph Klatzkin	Vice President, as Chief Financial Officer of Brookfield Infrastructure US Holdings I Corporation (Principal Financial and Accounting Officer)

/s/ Gregory Morrison Gregory Morrison	Director of Brookfield Infrastructure US Holdings I Corporation

/s/ Edward Kress Edward Kress	Director of Brookfield Infrastructure US Holdings I Corporation

/s/ C. Kris Kirkpatrick C. Kris Kirkpatrick	Director of Brookfield Infrastructure US Holdings I Corporation

SIGNATURES OF BIPC HOLDINGS INC.

Pursuant to the requirements of the Securities Act of 1933, BIPC Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada, on May 17, 2021.

BIPC HOLDINGS INC.

By:	/s/ Aaron Kline
Aaron Kline
Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane Sheere, Gregory Morrison, Gregory McConnie and James Bodi, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2021.

Signature	Title

/s/ Matthew Unruh Matthew Unruh	President, as Chief Executive Officer and Director of BIPC Holdings Inc. (Principal Executive Officer)

/s/ David Krant David Krant	Senior Vice President, as Chief Financial Officer and Director of BIPC Holdings Inc. (Principal Financial and Accounting Officer)

/s/ Aaron Kline Aaron Kline	Director of BIPC Holdings Inc.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned, solely in its capacity as the Registrants’ duly authorized representative in the United States, on May 17, 2021.

BROOKFIELD INFRASTRUCTURE US HOLDINGS I CORPORATION

By:	/s/ Ralph Klatzkin
Name: Ralph Klatzkin
Title: Vice-President